                                                                       EXHIBIT D

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                       FOR THE QUARTER ENDED JUNE 30, 2004
                                 (IN THOUSANDS)

                                                                                                      OTHER
                                              BEGINNING                            NET DEFERRED     CHANGES IN
                                               BALANCE                               GAIN FROM        STOCK-         ENDING
                                              MARCH 31,                              CASH FLOW     ISSUANCES OF   BALANCE JUNE
                                                2004       NET INCOME  DIVIDENDS       HEDGES         STOCK         30, 2004
SHAREHOLDERS' EQUITY
   Common stock                              $     3,071   $        -   $      -     $      -        $      3      $    3,074
   Additional paid-in capital                  2,882,417            -          -            -           3,176       2,885,593
   Retained earnings (deficit)                  (657,012)      57,652    (30,724)           -               -        (630,084)
   Net deferred loss from cash flow hedges       (25,983)           -          -        7,520               -         (18,463)
   Benefits - minimum liability adjustment      (372,613)           -          -            -               -        (372,613)
     TOTAL SHAREHOLDERS' EQUITY              $ 1,829,880   $   57,652   $(30,724)    $  7,520        $  3,179      $1,867,507

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                       FOR THE QUARTER ENDED JUNE 30, 2004
                                 (IN THOUSANDS)

                                              BEGINNING                                   OTHER                    ENDING
                                            BALANCE MARCH               DIVIDEND TO   COMPREHENSIVE             BALANCE JUNE
                                              31, 2004     NET INCOME     PARENT         INCOME       OTHER       30, 2004
STOCKHOLDER'S EQUITY
   Common stock                              $         1    $      -     $       -      $       -     $   -       $        1
   Paid-in Capital                             1,985,275           -             -              -          (2)     1,985,273
   Retained earnings                             247,873      10,752       (12,500)             -         -          246,125
   Accumulated other comprehensive income         39,914           -             -          3,453         -           43,367
     TOTAL STOCKHOLDER'S EQUITY              $ 2,273,063    $ 10,752     $ (12,500)     $   3,453     $    (2)    $2,274,766

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                       FOR THE QUARTER ENDED JUNE 30, 2004
                                 (IN THOUSANDS)

                                BEGINNING                               ENDING
                              BALANCE MARCH      NET     DIVIDEND    BALANCE JUNE
                                 31, 2004      INCOME    TO PARENT     30, 2004
                              -------------   --------   ---------   ------------
MEMBER'S EQUITY
   Common Stock                $         1    $      -               $         1
   Paid-in Capital               2,190,111           -                 2,190,111
   Retained earnings               554,023      39,566    (100,000)      493,589
                               -----------    --------   ---------   -----------
     TOTAL MEMBER'S EQUITY     $ 2,744,135    $ 39,566   $(100,000)  $ 2,683,701
                               ===========    ========   =========   ===========

                           TEXAS GENCO HOLDINGS, INC.
                              ROLLFORWARD OF EQUITY
                       FOR THE QUARTER ENDED JUNE 30, 2004
                                 (IN THOUSANDS)

                                      BEGINNING                                 ENDING
                                    BALANCE MARCH                            BALANCE JUNE
                                       31, 2004     NET INCOME   DIVIDENDS     30, 2004
                                    -------------   ----------   ---------   ------------
SHAREHOLDERS' EQUITY
   Common stock                      $         1     $      -    $       -   $         1
   Paid-in Capital                     2,917,444            -            -     2,917,444
   Retained earnings                     156,608       80,116      (20,000)      216,724
                                     -----------     --------    ---------   -----------
     TOTAL SHAREHOLDERS' EQUITY      $ 3,074,053     $ 80,116    $ (20,000)  $ 3,134,169
                                     ===========     ========    =========   ===========